Exhibit 15.1

October 14, 2015

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form 20-F of our report dated March 30, 2015, relating to the financial statements of Nano Dimension Ltd., which appears in such Registration Statement. We also consent to the reference to us under the heading “Auditors” and in such Registration Statement.

Sincerely yours,

/s/ Strauss Lazer & Co.
Strauss. Lazer & Co.